Exhibit 99.1

NEWS RELEASE
Contact:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Alliance Data's Canadian Loyalty Business Signs New Cross-Canada, Long-Term
Agreement with Sobeys

Sobeys Becomes Alliance Data Top-Ten Client

AIR MILES Reward Program Now Includes Sobeys-Owned Banners in Atlantic Canada,
Quebec and Western Canada

DALLAS, June 24, 2014 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Canadian coalition loyalty business signed a new cross-Canada, long-term agreement with Sobeys, a wholly-owned subsidiary of Empire Company Limited (TSX: EMP.A), a Canadian company with annual sales in excess of CA$19 billion. Under the terms of the agreement, Sobeys-owned banners in Atlantic Canada, Quebec, Western Canada and northwestern Ontario remain sponsors in the AIR MILES® Reward Program. The new cross-Canada agreement replaces previous agreements with Sobeys, a sponsor in Atlantic Canada since 2001 and its Quebec banners, including IGA since 1999, as well as Canada Safeway, a sponsor in western Canada and northwestern Ontario since 1992 that was recently acquired by Sobeys. In addition, other Sobeys-owned banners in western Canada will also issue AIR MILES reward miles beginning in the fall of 2014.

With more than a hundred years in the Canadian grocery industry, Sobeys is one of only two national grocery retailers in Canada, and owns or franchises more than 1,500 stores under several retail banners in all 10 Canadian provinces.

Under the terms of the agreement, Sobeys will bring the AIR MILES Reward Program to Sobeys, IGA, Thrifty Foods and Sobeys Liquor stores in British Columbia, Alberta, Saskatchewan and Manitoba in the fall of 2014, and will continue the partnership in Safeway and Safeway Wine and Spirits stores across the west and locations in Northwestern Ontario.

The AIR MILES Reward Program also continues at IGA, IGA Extra, Marché Bonichoix, Les Marchés Tradition and Rachelle-Béry in Quebec; and at Sobeys, Foodland and Lawtons Drugs in Atlantic Canada. Current loyalty programs in Sobeys’ western Canada stores and associated co-branded credit card products will transition to the AIR MILES Reward Program in the fall of 2014, with an anticipated increase in the number of new AIR MILES collectors enrolling in the AIR MILES Reward Program.

Collectors will also be able to redeem their reward miles for AIR MILES Cash, the Program’s instant redemption feature, at select Sobeys banner stores where reward miles are issued.

“This agreement marks a significant expansion for both AIR MILES and Sobeys, enabling us to offer and accelerate AIR MILES issuance across the country, and deepen relationships with consumers through more comprehensive analysis of customer insights in the significant, high-frequency grocery sector,” said Bryan Pearson, president of LoyaltyOne, owner and operator of the AIR MILES Reward Program.

“Over the years, we have seen how much value and excitement the AIR MILES Reward Program brings to our customers, and we are happy to continue and expand on that momentum to offer more shoppers in Western Canada an even more rewarding experience in our stores,” says Marc Poulin, president and chief executive officer, Empire Company Limited and Sobeys Inc.

The AIR MILES Reward Program is Canada's premier coalition loyalty program, with more than 10 million active Collector accounts representing approximately two-thirds of all Canadian households. AIR MILES collectors earn reward miles at more than 100 leading brand-name sponsors representing thousands of retail and service locations across Canada.  AIR MILES reward miles can be redeemed for more than 1,200 different rewards, such as travel, movie passes, entertainment attractions, and electronic merchandise. The AIR MILES Cash feature option enables collectors who opt in the flexibility to instantly redeem their AIR MILES reward miles from their Cash balance in-store towards their purchases at participating Sponsors.

About Empire Company Limited

Empire Company Limited (TSX: EMP .A) is a Canadian company headquartered in Stellarton, Nova Scotia. Empire’s key businesses include food retailing and related real estate. With over $19 billion in annual sales and approximately $12.4 billion in assets, Empire and its subsidiaries, including franchisees and affiliates, employ more than 125,000 people.

About Sobeys Inc.

Proudly Canadian, with headquarters in Stellarton, Nova Scotia, Sobeys has been serving the food shopping needs of Canadians for 107 years. A wholly-owned subsidiary of Empire Company Limited (TSX:EMP.A), Sobeys owns or franchises more than 1,500 stores in all 10 provinces under retail banners that include Sobeys, Safeway, IGA, Foodland, FreshCo, Thrifty Foods, and Lawton’s Drug Stores, as well as more than 330 retail fuel locations. Sobeys and its franchise affiliates employ more than 125,000 people. The company’s purpose is to help Canadians Eat Better, Feel Better and Do Better.  More information on Sobeys Inc. can be found at www.sobeyscorporate.com.

About LoyaltyOne:

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne’s unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program; a majority stake in European-based BrandLoyalty, one of the largest and most successful campaign-driven loyalty marketers outside of the Americas; and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine’s 2014 list of World’s Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.